Exhibit 99.1

Natural Health Trends Reports Second Quarter 2020 Financial Results

–	Revenue of $16.4 million increased 10% from the first quarter of 2020
–	Aggressive cost cutting measures facilitated a return to profitability in the second quarter of 2020
–	Strong balance sheet with ample liquidity and $93.2 million in cash and cash equivalents
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – August 5, 2020 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Highlights

•	Revenue of $16.4 million increased 10% compared to $14.9 million in the first quarter of 2020 and decreased 30% compared to $23.4 million in the second quarter of 2019.

•	Operating income was $183,000 compared to a loss of $1.4 million in the first quarter of 2020 and a loss of $4,000 in the second quarter of 2019.

•

Net income was $34,000, or break-even per diluted share, compared to a net loss of $573,000, or $0.05 per diluted share, in the first quarter of 2020 and net income of $397,000, or $0.04 per diluted share, in the second quarter of 2019.

•	The number of Active Members[1] decreased 4% to 54,370 at June 30, 2020 compared to 56,490 at March 31, 2020, and decreased 31% compared to 78,280 at June 30, 2019.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2020 Financial Highlights

•	Revenue of $31.4 million decreased 27% compared to $42.8 million in the first six months of 2019.

•	Operating loss was $1.3 million compared to a loss of $2.7 million in the first six months of 2019.

•	Net loss was $539,000, or $0.05 per diluted share, compared to a net loss of $1.5 million, or $0.14 per diluted share, in the first six months of 2019.

Management Commentary

“The second quarter marked a continuation of the challenging macroeconomic climate we experienced during the first quarter of 2020 as the COVID-19 pandemic persisted into the summer months,” commented Chris Sharng, President of Natural Health Trends Corp. “We were very pleased with the stability and resilience of our field leadership which helped us generate a 10% sequential increase in our second quarter revenue to $16.4 million. In addition, our aggressive cost reduction measures enabled us to return to profitability during the quarter. As previously announced, we put a program in place in the second half of 2019 to position us for increased operating efficiencies moving forward. Through this program, we made significant progress in reducing our SG&A expenses through reductions of nearly 20% versus the first quarter of 2020 and more than one-third versus the prior year period.”

Mr. Sharng concluded, “I am very pleased with our ability to manage elements within our control throughout this global crisis which led us to achieving positive growth in total revenue, gross profit, operating income and net income for the second quarter of 2020 over the prior quarter. Further, our strong balance sheet, ample liquidity position and conservative capital allocation philosophy, which is designed to help support our members and business, enabled us to continue returning value to our stockholders through our quarterly cash dividend. I’d like to once again thank all of our leaders who have proven themselves time and time again in navigating difficult and complex operating environments such as this one. We remain cautiously optimistic the macroeconomic situation will continue to improve in the second half of 2020.”

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $1.0 million in the first six months of 2020, compared to $15.1 million in the first six months of 2019.
•	Total cash and cash equivalents were $93.2 million at June 30, 2020, down slightly from $95.4 million at March 31, 2020.
•

On August 3, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on August 28, 2020 to stockholders of record as of August 18, 2020.

Second Quarter 2020 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2020 financial results today, Wednesday, August 5, 2020 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, August 5, 2020
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13706115
Webcast:	http://public.viavid.com/index.php?id=140483

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on August 5, 2020 through 11:59 p.m. Eastern Time on August 19, 2020 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13706115.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 9, 2020 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

scott.davidson@nhtglobal.com

Investor Contact:

ADDO Investor Relations

Tel: 310-829-5400

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$93,206	$96,035
Inventories	4,114	6,404
Other current assets	5,057	5,936
Total current assets	102,377	108,375
Property and equipment, net	599	735
Operating lease right-of-use assets	3,096	3,135
Restricted cash	513	3,390
Deferred tax asset	1,163	2,039
Other assets	729	823
Total assets	$108,477	$118,497
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,084	$680
Accrued commissions	3,113	2,931
Other accrued expenses	1,763	2,387
Deferred revenue	2,645	4,506
Amounts held in eWallets	11,438	12,938
Operating lease liabilities	1,247	1,655
Other current liabilities	1,438	1,205
Total current liabilities	22,728	26,302
Income taxes payable	13,748	15,365
Deferred tax liability	203	202
Operating lease liabilities	1,963	1,564
Total liabilities	38,642	43,433
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Retained earnings	11,008	16,117
Accumulated other comprehensive loss	(1,384)	(1,264)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	69,835	75,064
Total liabilities and stockholders’ equity	$108,477	$118,497

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$16,404	$23,428	$31,352	$42,756
Cost of sales	4,817	5,407	9,331	10,631
Gross profit	11,587	18,021	22,021	32,125
Operating expenses:
Commissions expense	7,113	11,398	13,716	20,896
Selling, general and administrative expenses	4,291	6,627	9,570	13,942
Total operating expenses	11,404	18,025	23,286	34,838
Income (loss) from operations	183	(4)	(1,265)	(2,713)
Other income, net	125	373	218	805
Income (loss) before income taxes	308	369	(1,047)	(1,908)
Income tax provision (benefit)	274	(28)	(508)	(382)
Net income (loss)	$34	$397	$(539)	$(1,526)
Net income (loss) per common share:
Basic	$0.00	$0.04	$(0.05)	$(0.14)
Diluted	$0.00	$0.04	$(0.05)	$(0.14)
Weighted-average common shares outstanding:
Basic	10,580	11,082	10,532	11,207
Diluted	11,424	11,135	10,532	11,207

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(539)	$(1,526)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	202	189
Noncash lease expense	834	914
Deferred income taxes	870	(3)
Changes in assets and liabilities:
Inventories	2,314	1,881
Other current assets	845	(752)
Other assets	82	(35)
Accounts payable	402	(956)
Accrued commissions	212	(5,475)
Other accrued expenses	(617)	(1,946)
Deferred revenue	(1,872)	(3,409)
Amounts held in eWallets	(1,560)	(765)
Operating lease liabilities	(811)	(964)
Income taxes payable	(1,617)	(1,617)
Other current liabilities	237	(318)
Long-term incentive	—	(277)
Net cash used in operating activities	(1,018)	(15,059)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(68)	(141)
Net cash used in investing activities	(68)	(141)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	—	(6,682)
Dividends paid	(4,570)	(2,736)
Net cash used in financing activities	(4,570)	(9,418)
Effect of exchange rates on cash, cash equivalents and restricted cash	(50)	73
Net decrease in cash, cash equivalents and restricted cash	(5,706)	(24,545)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	99,425	135,651
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$93,719	$111,106
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	$—	$377
Right-of-use assets obtained in exchange for operating lease liabilities	$1,081	$4,697